VinCompass Corp.
Formerly known as Tiger Jiujiang Mining, Inc.
Unaudited Pro Forma Combined Balance Sheets at
November, 30, 2015

			Pro Forma	Adjusted Pro
	VinCompass	VinCompass Corp.	Adjustments	Forma Totals

Assets

Current assets
Cash and cash equivalents	15,037	2,202		17,239
				–
Total current assets	15,037	2,202	-	17,239

Total Assets	15,037	2,202	-	17,239

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable	87,604	6,983		94,587
Accrued expenses	-	3,000		3,000
Accrued Payroll	72,000	-		72,000
Notes payable	-	22,531		22,531
Accrued interest	-	4,813		4,813
Short term debt -Related Party	119,750	77,000		196,750

Total current liabilities	279,354	114,327	-	393,681

Total liabilities	279,354	114,327	-	393,681
				–
Stockholders' Deficit
Common Stock	520	8,500	34,480	43,500
Additional paid-in capital	1,642,618	111,500	(266,605)	1,487,513
Accumulated deficit	(1,907,455)	(232,125)	232,125	(1,907,455)
Total stockholders' deficit	(264,317)	(112,125)	-	(376,442)
				–
Total liabilities and stockholders' equity	15,037	2,202	-	17,239

VinCompass Corp.
Formerly known as Tiger Jiujiang Mining, Inc.
Unaudited Pro Forma Combined Statements of Operations
For the nine months ended November 30, 2015

			Pro Forma	Adjusted Pro
	VinCompass	VinCompass Corp.	Adjustments	Forma Totals

Operating Expenses
Professional fees	–	2,084	–	2,084
General and Administrative Expenses	252,346	31,254	–	283,600
Sales & Marketing Expenses	92,541	–	–	92,541

Total operating expenses	344,887	33,338	–	378,225

Other Expense
Interest expense	–	1,674	–	1,674
Total other expense	–	1,674	–	1,674

Net loss	(344,887)	(35,012)	–	(379,899)

Basic and diluted loss per common share	(0.07)	(0.00)		0.01

Weighted average common shares outstanding
-Basic and Diluted	5,200,000	8,500,000	29,800,000	43,500,000

VinCompass Corp.
Formerly known as Tiger Jiujiang Mining, Inc.
Unaudited Pro Forma Combined Statements of Operations
For the year ended February 28, 2015

	VinCompass	VinCompass Corp.	Pro Forma	Adjusted Pro
			Adjustments	Forma Totals

Operating Expenses
Professional fees	–	24,713	–	24,713
General and Administrative Expenses	176,989	7,666	–	184,655
Sales & Marketing Expenses	37,438	–	–	37,438

Total operating expenses	214,427	32,379	–	246,806

Other Expense
Interest expense	–	2,110	–	2,110
Total other expense	–	2,110	–	2,110

Net loss	(214,427)	(34,489)	–	(248,916)

Basic and diluted loss per common share	(0.04)	(0.00)		(0.01)

Weighted average common shares outstanding
-Basic and Diluted	5,099,281	8,500,000	29,900,719	43,500,000

Note to the Unaudited Pro Forma Combined Financial Statements

VinCompass Corp. (Formerly known as Tiger Jiujiang Mining, Inc.). entered into a Share Exchange Agreement with VinCompass, whereby VinCompass Corp. exchanged 60.0% of its outstanding shares of common stock for 100% of the outstanding shares of VinCompass common stock. As of the closing date, VinCompass will operate as a wholly owned subsidiary of VinCompass Corp.

As of January 14, 2016, VinCompass Corp had 400,000,000 and 2,000,000 shares of common stock and preferred stock authorized, respectively, of which 17,500,000 and 0 were issued and outstanding, respectively. As a result of the Share Exchange Agreement, each outstanding share of VinCompass common stock shall be transferred, conveyed and delivered to VinCompass Corp. in exchange for 26,000000 newly-issued shares of common stock of VinCompass Corp

The Merger will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the holders of VinCompass’s stock will have effective control of VinCompass Corp. In addition, VinCompass will have control of the combined entity through control of the Board by designating all board seats to be held by the existing board of VinCompass Corp. Additionally, all of VinCompass’s officers and senior executive positions will continue on as management of the combined entity after consummation of the Merger. For accounting purposes, VinCompass will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of VinCompass Corp. Accordingly, VinCompass assets, liabilities and results of operations will become the historical financial statements of the registrant, and VinCompass’s assets, liabilities and results of operations will be combined with VinCompass Corp effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

The unaudited pro forma combined balance sheets as of November 30, 2015 as well as the unaudited pro forma combined statements of operations for the year ended February 28, 2018 and for the nine months ended November 30, 2015, presented herein, gives effect to the Merger as if the transaction had occurred at the beginning of such period and includes certain adjustments within the Stockholder’s Equity section that are directly attributable to the transaction.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had VinCompass and VinCompass Corp been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of VinCompass included herein, and the historical financial statements of VinCompass Corp included in its Annual Report on Form 10-Q for the nine months ended November 30, 2015.